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AMENDMENT NO. 1 (this “Amendment”), dated as of November 25, 2013, to the COLLATERAL ASSIGNMENT OF EXCHANGE AGREEMENT, dated as of October 28, 2010 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Collateral Assignment”), is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), DTG OPERATIONS, INC., an Oklahoma corporation (“DTG”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its capacity as collateral agent, the “Master Collateral Agent”).
WITNESSETH:
WHEREAS, RCFC is party to that certain Second Amended and Restated Note Purchase Agreement (Rental Car Asset Backed Variable Funding Notes, Series 2010-3), dated as of November 12, 2012 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “NPA”), by and among RCFC, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank AG, New York Branch (in its capacity as administrative agent, the “Administrative Agent”), the entities from time to time party thereto as “Conduit Purchasers”, the entities from time to time party thereto as “Committed Purchasers” and the entities from time to time party thereto as “Managing Agents”;
WHEREAS, the parties hereto wish to amend the Collateral Assignment as provided herein pursuant to the Series 2010-3 Supplement and the NPA; and
WHEREAS, the Series 2010-3 Noteholders hereto are 100% of the Series 2010-3 Noteholders;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.     Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the NPA.
2.         Amendment to the Collateral Assignment. Section 3(a) is hereby amended and restated in its entirety as follows:
“RCFC hereby covenants and agrees that it shall: (i) comply with the reporting requirements set forth in Section 2.3 of the Exchange Agreement; (ii) report to the Master Collateral Agent the balance of the amount of Exchange Proceeds as of a given date within one (1) Business Day of the receipt by RCFC of a written request for such information; and (iii) promptly deliver to the Qualified Intermediary each notice contemplated to be delivered by it under Section 5.11 of the Exchange Agreement if such notice relates to a Group VII Exchanged Vehicle.”

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3.        Waiver. Each of the parties hereto hereby expressly waives any requirement that the Rating Agency Condition with respect to each or any Group VII Series of Notes be satisfied in connection with the execution, delivery and/or effectiveness of this Amendment.
4.        Reference to and Effect on the Collateral Assignment; Ratification.
(a)    Except as specifically amended above, the Collateral Assignment is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b)    Except as specifically set forth in Sections 2 and 3 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Collateral Assignment, or constitute a waiver of any provision of any other agreement.
(c)    Upon the effectiveness hereof, each reference in the Collateral Assignment to “this Assignment”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Collateral Assignment, and each reference in any other Related Document to “Group VII Assignment of Exchange Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Collateral Assignment, shall mean and be a reference to the Collateral Assignment as amended hereby.
5.         Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
6.         Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
7.     Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
8.     Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9.     Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto.
10.     Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
RENTAL CAR FINANCE CORP.
By:    /s/ R. Scott Massengill
    Name: R. Scott Massengill
    Title: Assistant Treasurer

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DTG OPERATIONS, INC.
By:     /s/ R. Scott Massengill
    Name: R. Scott Massengill
    Title: Assistant Treasurer

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DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. as Master Servicer
By:    /s/ R. Scott Massengill
    Name: R. Scott Massengill
    Title: Assistant Treasurer

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DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent
By:    /s/ Colin Bennett
    Name: Colin Bennett
    Title: Director

By:    /s/ Billy Strobel
    Name: Billy Strobel
    Title: Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Master Collateral Agent
By:    /s/ Irene Siegel
    Name: Irene Siegel
    Title: Vice President

By:    /s/ Maria Inoa
    Name: Maria Inoa
    Title: Assistant Vice President

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DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Purchaser and as the Managing Agent for the Deutsche Bank Ownership Group
By:    /s/ Colin Bennett
    Name: Colin Bennett
    Title: Director

By:    /s/ Billy Strobel
    Name: Billy Strobel
    Title: Vice President

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SARATOGA FUNDING CORP., LLC, as a                         Conduit Purchaser for the Deutsche Bank                         Ownership Group
By:    /s/ Michael R. Newell
    Name: Michael R. Newell
    Title: Vice President

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THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as the Managing Agent for the BNS Ownership Group
By:    /s/ Kimberley Snyder
    Name: Kimberley Snyder
    Title: Director

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LIBERTY STREET FUNDING LLC, as a                         Conduit Purchaser for the BNS Ownership Group

By:    /s/ John L. Fridlington
    Name: John L. Fridlington
    Title: Vice President

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JPMORGAN CHASE BANK, N.A., as a Committed Purchaser and as the Managing Agent for the JPMorgan Ownership Group
By:    /s/ Marquis Gilmore
    Name: Marquis Gilmore
    Title: Managing Director

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JUPITER SECURITIZATION COMPANY LLC, as a Conduit Purchaser for the JPMorgan Ownership Group
By: JPMORGAN CHASE BANK, N.A., as attorney-in-fact
By:    /s/ Marquis Gilmore
    Name: Marquis Gilmore
    Title: Managing Director

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THE ROYAL BANK OF SCOTLAND PLC, as a Committed Purchaser and as the Managing Agent for the RBS Ownership Group
By: RBS SECURITIES INC., as agent
By:    /s/ David J. Donofrio
    Name: David J. Donofrio
    Title: Director

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